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                           KKM PLEDGE AGREEMENT





                CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED
                                as Pledgor



                                    and



                THE LAW DEBENTURE TRUST CORPORATION P.L.C.
                              as Pledgeholder






                           Dated 7 February 2000

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                               WHITE & CASE
                               7-11 MOORGATE
                              LONDON EC2R 6HH





THIS PLEDGE AGREEMENT (this "Agreement") is dated 7 February 2000 between:

THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company organised and existing under the laws of England, acting as security trustee for the Finance Parties (as defined below) (hereinafter the "PLEDGEHOLDER"),

and

CENTRAL ASIAN PETROLEUM (GUERNSEY) LIMITED, a company organised and existing under the laws of Guernsey (hereinafter the "PLEDGOR"),

(together, the Pledgeholder and the Pledgor shall be referred to herein as the "PARTIES"),

WHEREAS, pursuant to a loan agreement dated 1 November, 1999 (the "LOAN AGREEMENT") made between the Obligors, Shell Capital Limited, Shell Capital Services Limited and the Lenders (as such term is defined in the Loan Agreement) the Lenders agreed to make available to the Chaparral Resources, Inc. secured loan facilities in the aggregate principal amount not exceeding US$24,000,000, on the terms and subject to the conditions contained in the Loan Agreement.

WHEREAS, at the request of the Facility Agent, the Security Trustee has agreed to act as trustee under the Security Trust Deed and to hold the benefit of the security constituted by or pursuant to the Security Documents and the covenants and obligations of the Obligors under the Security Documents on trust for the Finance Parties.

WHEREAS, it is a condition precedent to making any Advances (as defined in the Loan Agreement) under the Loan Agreement that the Parties shall have executed this Pledge Agreement.

Now, therefore, the Parties on this 7 February 2000 agree as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     For the purposes of this Pledge Agreement, terms used herein, unless otherwise defined in this Pledge Agreement or the context otherwise requires, shall have the meanings ascribed to them in the Loan Agreement. In addition, the following terms shall have the meanings given to them in this Article 1.

     "COMPANY" shall mean Closed Type JSC Karakudukmunay, a company established under Kazakhstan Laws with its principal place of business located at Microdistrict 3, Building 82, Aktau, Republic of Kazakhstan;

     "KAZAKHSTAN LAWS" shall mean all laws, edicts, decrees, regulations, instructions, orders and other legal acts of the Republic of Kazakhstan or of any State Agency of Kazakhstan, as well as international treaties, applicable to the Republic of Kazakhstan;

     "OBLIGORS" shall mean, together, Chaparral Resources, Inc., the Pledgor, Central Asian Petroleum, Inc. and the Company, or any of them;

     "PARTIES" shall mean the parties to this Pledge Agreement;

     "REGISTRAR" shall mean the independent registrar which may be appointed from time to time to maintain the shareholder register of the Company in accordance with the requirements of Kazakhstan Laws;

     "RIGHTS" shall mean rights, benefits, powers, privileges, authorities, discretions and remedies (in each case, of any nature whatsoever);

     "SECURED LIABILITIES" shall mean the liability of Chaparral Resources, Inc., as borrower, and the Pledgor, as guarantor, to pay the principal amount of US$24,000,000 and interest no later than 30 September, 2004 or such other time as such payment shall become due pursuant to the Loan Agreement and all other moneys and liabilities (whether actual or contingent) which are now or may at any time hereafter be due and payable to any of the Finance Parties from or by the Obligors under or in connection with (i) the Loan Agreement, (ii) this Pledge Agreement, or
(iii) the other Finance Documents, together with all legal and other costs, charges and expenses which any of the Finance Parties may incur in enforcing or obtaining, or attempting to enforce or obtain, payment of any such moneys and liabilities;

     "SECURITY SHARES" shall mean the Shares of the Company and all other securities, rights, assets or property accruing or offered at any time (whether by way of redemption, preference, options rights or otherwise) to or in respect of the Shares or otherwise derived from the Shares and all dividends or other income payable after the date of this Pledge Agreement on all or any of the Shares or other securities;

     "SHARES" shall mean 50% of the total number of voting (common) shares of the Company (being, at the date of this Agreement, 100,000 voting (common) shares, par value of 75 Tenge per share) and all other shares owned by the Pledgor in the Company from time to time; and

     "STATE AGENCIES OF KAZAKHSTAN" shall mean organs of state power and administration of the Republic of Kazakhstan, institutions, judicial agencies and organizations as well as their state, administrative-territorial or local subdivisions within the Republic of Kazakhstan.

1.2  INTERPRETATION

     In this Agreement, unless the context requires otherwise:

     (a) references to Articles and Schedules are to articles of, and schedules to, this Agreement;

     (b) headings to Articles are for convenience only and are to be ignored in construing this Agreement;

     (c) any reference to the "Security Shares" shall be a reference to all the Security Shares and/or to each and every part of the Security Shares and reference to any other defined term or noun in the plural number or collective plural shall be interpreted MUTATIS MUTANDIS in the same manner; and

     (d) references in this Agreement to this "Agreement" or any other deed, agreement or instrument including, without limitation, the Loan Agreement, are references to this Agreement or, as the case may be, the relevant deed, agreement or instrument as amended, supplemented, replaced or novated from time to time and include references to any document which amends, supplements, replaces, novates or is entered into, made or given pursuant to, or in accordance with, any of the terms of this Agreement or, as the case may be, the relevant deed, agreement or instrument.

2    CREATION OF PLEDGE AND SUBJECT OF PLEDGE AGREEMENT

2.1 The purpose of this Pledge Agreement is to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Liabilities.

2.2 The Pledgor hereby pledges the Security Shares to the Pledgeholder as security for the Secured Liabilities.

2.3 The Pledgor shall immediately (and in any event within three days of the execution of this Pledge Agreement) provide the Pledgeholder with an original extract from the register of shareholders of the Company issued by the Registrar evidencing the Pledgeholder's Rights to the Security Shares.

3    CONTINUING AND INDEPENDENT SECURITY

     The security created by this Pledge Agreement shall be a continuing and independent security and shall remain in full force and effect until the Secured Liabilities have been paid in full, notwithstanding the insolvency or liquidation or any incapacity or change in the constitution or status of the Pledgor, the Pledgeholder or any other person or any intermediate settlement of account or other matter whatsoever. This Pledge Agreement is in addition to, and independent of, any charge, guarantee or other security or right or remedy now or at any time hereafter held by or available to the Pledgeholder.

4    FURTHER ASSURANCES

     The Pledgor undertakes, from time to time and at all times, whether before or after the security constituted hereunder shall have become enforceable, to execute and do at its own expense all such deeds, assurances, agreements, instruments, acts and things as the Pledgeholder may reasonably require for perfecting and protecting the security hereby constituted or facilitating the realization thereof or otherwise for enforcing the same or exercising any of the Pledgeholder's rights hereunder and in particular, but without limitation, the Pledgor shall execute all transfers, conveyances, assignments and assurances whatsoever and give all notices, orders, instructions and directions whatsoever which the Pledgeholder may reasonably request from time to time.

5    PROTECTION OF PLEDGE

     The Pledgeholder shall not be liable in respect of any loss or damage which arises out of the exercise, or the attempted or purported exercise of, or the failure to exercise any of its powers arising hereunder unless such loss or damage is caused by its gross negligence or wilful misconduct.

6    SECURITY SHARES

6.1    The value of the Security Shares for the purposes of complying with
       Article 307.1 of the Kazakhstan Civil Code as of the date hereof is agreed to be US$40,000,000 provided that such valuation shall not limit the liability of the Pledgor under this Pledge Agreement or be binding on the Parties for any other purpose.

7    RIGHTS AND DUTIES OF PLEDGOR

7.1 Until the Security Interests constituted by this Pledge Agreement shall become enforceable:

       (a) all voting and other Rights relating to the Security Shares may be exercised by the Pledgor, or shall be exercised in accordance with its direction, for any purpose not inconsistent with the terms of this Pledge Agreement; and

       (b) all dividends paid in respect of the Security Shares shall be paid to the CAP(G) Receipts Account.

     Upon the occurrence and during the continuance of any Event of Default the rights of the Pledgeholder under Article 8 shall become exercisable.

7.2    The Pledgor shall:

       (a) immediately (and in any event within three days following the execution of this Pledge Agreement) execute and deliver to the Registrar documents necessary for the registration of the pledge with respect to the Security Shares and effect such other registration as may be required in accordance with Kazakhstan Laws and any other relevant jurisdiction; and

       (b) within three three days following the execution of this Pledge Agreement, provide to the Pledgeholder a duly issued original extract from the shareholder register of the Company certifying the proper registration therein of the pledge with respect to the Security Shares in accordance with Kazakhstan Laws and maintain such registration at all times.

7.3 Throughout the continuance of this Pledge Agreement and for so long as the Secured Liabilities or any part thereof remain owing, unless the Pledgeholder otherwise agrees in writing, the Pledgor shall be obliged:

       (a) to ensure that no person holding any of the Security Shares as its nominee for the time being does any of the acts prohibited hereby and to procure compliance by any such nominee with any undertakings imposed on the Pledgor hereunder as if such nominee had given such undertakings itself;

       (b) at all times remain the legal and beneficial owner of the Security Shares;

       (c) do or permit to be done every act or thing which the Pledgeholder may from time to time require for the purpose of enforcing the rights of the Pledgeholder hereunder; and

       (d)   not to do any of the following:

             (i)    create or permit to subsist any Security Interest
                     (other than the Security Interest created pursuant to this Agreement) on or over all or any part of the Security Shares or the right to receive or be paid the same or agree to do so;

             (ii)   sell, transfer or otherwise dispose of the whole or
                     any part of the Security Shares;

             (iii)  grant in favor of any other person any interest in or any option or other rights in respect of the Security Shares; and

             (iv)   do or cause or permit to be done anything which may
                     in any way depreciate, jeopardize or otherwise prejudice the value of the Pledgeholder's security hereunder.

7.3 The Pledgor shall, at its own expense and cost, defend its title and Rights to the Security Shares for the benefit of the Pledgeholder and the Pledgeholder's Rights to and interest in the Security Shares against any and all claims of third parties. The Pledgor shall give the Pledgeholder immediate written notice of any written claim by any third party relating to the Security Shares.

8    GROUNDS FOR REALIZATION OF SECURITY SHARES

8.1 If the Security Interests constituted by this Pledge Agreement shall become enforceable:

       (a) the Pledgeholder shall be entitled to exercise or direct the exercise of all voting and other Rights now or at any time relating to the Security Shares;

       (b) the Pledgor shall comply or procure the compliance with any direction of the Pledgeholder in respect of the exercise of the voting and other Rights referred to in Clause 8.1(a) and shall deliver to the Pledgeholder such forms of proxy or other appropriate forms of authorisation to enable the Pledgeholder to exercise such voting and other Rights relating to the Security Shares; and

       (c) the Pledgeholder shall be entitled to receive all dividends paid in respect of the Security Shares and apply them in or towards payment or discharge of the Secured Liabilities.

8.2 The Security Interests constituted by this Pledge Agreement shall become enforceable at any time after the occurrence and during the continuance of an Event of Default or if the Pledgor shall fail to comply with any of the obligations assumed under this Pledge Agreement, and immediately thereafter the Security Shares may be realized in whole or in part by the Pledgeholder in a compulsory extra-judicial procedure in accordance with Kazakhstan Laws or otherwise as may be permitted by Kazakhstan Laws or any other applicable law and the proceeds of such realization shall be applied by the Pledgeholder in accordance with Article 9.

9    APPLICATION OF MONEYS

     All moneys arising from the exercise of the powers of enforcement under this Pledge Agreement shall (except as may be otherwise required by applicable law) be held by the Pledgeholder and applied in the following order of priority (but without prejudice to the right of the Pledgeholder to recover any shortfall from the Pledgor):

       (a) FIRSTLY, in or towards payment of all costs, charges, losses, liabilities and expenses of, and incidental to, the exercise of the Pledgeholder's Rights;

       (b) SECONDLY, in or towards the payment and discharge of such of the Secured Liabilities in such order as the Pledgeholder in its absolute discretion may from time to time determine; and

       (c) THIRDLY, after all the Secured Liabilities have been paid or discharged in full, in payment of any surplus to the Pledgor.

10   REPRESENTATIONS AND WARRANTIES

10.1 The Pledgor represents and warrants to the Pledgeholder on the date hereof and on each other day on which the representations and warranties set out in the Loan Agreement are to be repeated, as follows:

       (a) that there is nothing in the constitutional documents of the Pledgor, and there is no law or regulation binding on the Pledgor and no provision of any existing mortgage, trust deed, contract or agreement binding or affecting the Pledgor or the undertaking or assets of the Pledgor which is contravened by the execution of this Pledge Agreement or the creation of the security hereby constituted;

       (b) that it is the sole, direct, unfettered, legal and beneficial owner of the Security Shares;

       (c) the Pledgor has taken all necessary corporate and other action in order to enter into and to perform its obligations under this Pledge Agreement;

       (d) that the issuance of the Security Shares has been duly authorized and that the Security Shares are free from any Security Interest (other than Permitted Security Interests);

       (e) that the Security Shares are and shall remain fully paid up and fully paid for;

       (f) that the Security Shares are issued in uncertificated form only;

       (g) that the Pledgor's constitutional documents do not contain a prohibition on voting by proxy or otherwise at a general meeting of shareholders nor any other provisions which might adversely affect the execution and performance of this Pledge Agreement by the Pledgeholder or the enforceability of this Pledge Agreement by the Pledgeholder; and

10.2 As at the date of this Pledge Agreement, the Company has an issued share capital of 200,000 common (voting) shares, par value 75 Tenge per share.

11   INDEMNITY

     The Pledgeholder and every agent or other person appointed by the Pledgeholder hereunder shall be entitled to be indemnified out of the Security Shares in respect of all liabilities and expenses incurred by any of them in the execution or purported execution of any of their respective Rights and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Security Shares, and the Pledgeholder and any such agent or other person appointed by the Pledgeholder hereunder may retain and pay all sums in respect of the same out of any moneys received.

12   TERMINATION OF PLEDGE

12.1   The pledge granted to the Pledgeholder hereunder shall terminate:

       (a) when the Secured Liabilities are irrevocably discharged in full, with the Pledgeholder having notified the Pledgor of such irrevocable discharge and the Pledgor having notified the Registrar of such fact by presentation of documents certifying such irrevocable and full discharge; or

       (b) by the written agreement of the Parties acting on the instructions of the Facility Agent.

12.2 On termination of the pledge, the Pledgeholder shall, at the request of the Facility Agent and cost of the Pledgor, do such acts and things as may be necessary (including, without limitation, notifying the Registrar of the termination of the pledge) to release the Secured Shares from this pledge.

13   JURISDICTION AND APPLICABLE LAW

13.1 This Pledge Agreement and the rights and obligations of the Parties hereunder shall be construed and interpreted in accordance with Kazakhstan Laws.

13.2 Subject to the option referred to in Article 13.3, the Pledgor irrevocably agrees that the courts of the Republic of Kazakhstan are to have jurisdiction to settle any disputes which may arise out of or in connection with this Pledge Agreement and that accordingly any suit, action or proceedings (together in this Article 13 referred to as "proceedings") arising out of or in connection with this Pledge Agreement may, at the option of the Pledgeholder, acting upon the instructions of the Facility Agent, be brought in such courts.

13.3 Notwithstanding Article 13.2, if any dispute arises in relation to this Pledge Agreement, including any question as to existence, validity or termination, such dispute shall, at the option of the Pledgeholder, acting upon the instructions of the Facility Agent, be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration which are applicable at the time of reference to the arbitration and are deemed to be incorporated by reference into this Article 13.3.
       Such arbitration shall take place in London, England, and shall be conducted by three arbitrators, one of whom shall be nominated by the Pledgor, one by the Pledgeholder and the third to be agreed between the two arbitrators so nominated and in default he shall be nominated by the President of the London Court of International Arbitration. The language in which such arbitration shall be conducted shall be English. Any award rendered shall be final and binding on the parties thereto and may be entered into any court having jurisdiction or application may be made to such court for an order of enforcement as the case may require.

13.4 The Pledgor irrevocably waives and agrees not to raise any objection which it may have now or hereafter to the laying of the venue of any proceedings in any such court as is referred to in
       Article 13.2 and any claim that any such proceedings have been brought in an inconvenient or inappropriate forum and further irrevocably agrees that a judgment in any proceedings brought in the courts of the Republic of Kazakhstan shall be conclusive and binding upon the Pledgor and may be enforced in the courts of any other jurisdiction.

13.5 Nothing contained in this Article 13 shall limit the right of the Pledgeholder to take proceedings against the Pledgor in any other court of competent jurisdiction, nor shall the taking of proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

13.6 To the extent that the Pledgor may now or hereafter be entitled, in any jurisdiction in which proceedings may at any time be commenced with respect to this Pledge Agreement, to claim for itself or any of its undertakings, properties, assets or revenues present or future any immunity (sovereign or otherwise) from suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from set-off, banker's lien, counterclaim or any other legal process or remedy with respect to its obligations under this Pledge Agreement and/or to the extent that in any such jurisdiction there may be attributed to the Pledgor, any such immunity (whether or not claimed), the Pledgor hereby to the fullest extent permitted by applicable law irrevocably agrees not to claim, and hereby to the fullest extent permitted by applicable law waives, any such immunity.

13.7 The Pledgor consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

14   NOTIFICATIONS

14.1   GIVING OF NOTICES

     All notices or other communications shall be in writing addressed to the relevant party. A written notice includes a facsimile transmission. Any such notice shall be deemed to be given as follows:

       (a)  if by personal delivery or letter, when delivered; and

       (b)  if by facsimile, when the answerback is received.

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt shall only be deemed to be given on the next working day in that place.

14.2   ADDRESSES FOR NOTICES

       (a)  The address and facsimile number of the Pledgeholder are:

               The Law Debenture Trust Corporation p.l.c
               Princes House, 95 Gresham Street
               London EC2V 7LY

               Attention:     The Manager, Trust Management
               Facsimile:     44 (0)20 7696 5261/7606 0643

     or such other as the Pledgeholder may notify to the Pledgor by not less than five Business Days' notice.

       (b)  The address and facsimile number of the Pledgor are:

               Central Asian Petroleum (Guernsey) Limited
               c/o Chaparral Resources, Inc.,
               16945 Northchase Drive, Suite 1440,
               Houston, Texas 77060, USA.

               Attention:     Director
               Facsimile:     (281) 877 0985

     or such other as the Pledgor may notify to the Pledgeholder by not less than five Business Days' notice.

15   GENERAL PROVISIONS

15.1   TRANSFER OF RIGHTS AND OBLIGATIONS AND THEIR PRESERVATION

     The Pledgeholder may at any time, without the consent of the Pledgor, assign or transfer the whole or, as the case may be, any part of the Pledgholder's rights under this Pledge Agreement to any person. The Pledgor may not assign, transfer, novate or dispose of any of or any interest in, its rights under this Pledge Agreement.

15.2   CERTIFICATES TO BE CONCLUSIVE EVIDENCE

     For all purposes, including any Proceedings, a copy of a certificate signed by an officer of the Pledgeholder as to the amount of any indebtedness comprised in the Secured Liabilities or as to any applicable rate of interest shall, in the absence of manifest error, be conclusive evidence against the Pledgor as to the amount or rate thereof.

15.3   COSTS AND EXPENSES

       15.3.1   TRANSACTION COSTS

       The Pledgor shall, on written demand (accompanied by copies of the invoices therefor), pay the Pledgeholder all legal and other fees on a full indemnity basis (including without limitation, all printing, translation, communication, advertising, travel and other out-of-pocket expenses) properly incurred by it in connection with the negotiation, preparation and execution of this Pledge Agreement, the completion of the transactions contemplated in this Pledge Agreement, any amendment of this Pledge Agreement and any calculation, approval, consent or waiver to be made or given by the Pledgeholder pursuant to or in respect of any provision of this Pledge Agreement.

       15.3.2   PRESERVATION AND ENFORCEMENT COSTS

       The Pledgor shall, from time to time on demand pay to the Pledgeholder all costs and expenses (including legal and other fees on a full indemnity basis and printing, translation, communication, advertisement, travel and all other out-of-pocket expenses) incurred in or in connection with the preservation and/or enforcement (or attempted preservation and/or enforcement) of any right of the Pledgeholder under this Pledge Agreement.

       15.3.3   STAMP TAXES

       The Pledgor shall pay all stamp, registration and other taxes and duties, and all notarial registration, recording and other like fees to which this Pledge Agreement or any judgment given in connection with this Pledge Agreement is, or at any time may be, subject and shall on demand indemnify the Pledgeholder against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax or duty or fees.

       15.3.4   PLEDGEHOLDER'S ADDITIONAL COSTS

       The Pledgor shall, from time to time on demand of the Pledgeholder (and without prejudice to the provisions of Articles 15.3.1 and 15.3.2 compensate the Pledgeholder at such daily and/or hourly rates as the Pledgeholder shall from time to time determine and on demand indemnify the Pledgeholder against all costs and expenses (including without limitation telephone, fax, copying, travel and personnel costs) properly incurred by the Pledgeholder in connection with its taking such action as it may deem appropriate or in complying with any instructions from the Finance Parties or any request by the Pledgor in connection with:

             (a) the granting or proposed granting of any waiver or consent requested by the Pledgor under this Pledge Agreement;

             (b) any actual, potential or suspected breach by the Pledgor of its obligations under this Pledge Agreement;

             (c) the occurrence of an Event of Default or a Potential Event of Default; or

             (d) any amendment or proposed amendment to this Pledge Agreement requested by the Pledgor.

       15.3.5   VALUE ADDED TAX

       Any fee, cost or expense referred to in this Clause 15 is exclusive of any value added tax or any other similar tax chargeable in connection with that fee, cost or expense. The Pledgor shall pay any value added tax or other similar tax so chargeable at the same time as it pays the relevant fee, cost or expense.

15.4   ENTIRE AGREEMENT

     This Pledge Agreement constitutes the entire mutual understanding of the Parties with respect to the subject matter of this Pledge Agreement and replaces and supersedes all prior agreements and understandings entered into between them, whether oral or written. All amendments, modifications additions or supplements to this Pledge Agreement shall be effective only if they are in writing and signed by the Parties.

15.5   PARTIAL INVALIDITY

     If, at any time, any provision of this Pledge Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Pledge Agreement under the law of that jurisdiction nor the legality, validity or enforceability of that or any other provision of this Pledge Agreement under the law of any other jurisdiction shall in any way be affected or impaired thereby unless the effect of the foregoing would be substantially to alter the rights and obligations of the Parties originally agreed.

15.6   REMEDIES AND WAIVER

     Time is of the essence of the Pledgor's obligations under this Pledge Agreement but no failure to exercise, nor any delay in exercising, on the part of the Pledgeholder, any right or remedy under this Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies contained in this Pledge Agreement are cumulative and not exclusive of any rights or remedies provided by law. The Pledgeholder may agree to any waiver of any of its rights or remedies under this Pledge Agreement on such terms as it sees fit.

15.7   HEADINGS

     The Articles and other headings contained in this Pledge Agreement are for convenience only and shall not be deemed to limit, characterize, or interpret any provisions thereof.

15.8   LANGUAGE

     This Pledge Agreement shall be drawn up in the English language (2 copies), one copy for each Party. A Russian translation thereof shall be made for the purpose of registering the Pledge in accordance with Article
7.2 hereof, however, in the event of discrepancies between the Russian text and the English text of this Pledge Agreement, the English text shall prevail.

15.9   COUNTERPARTS

     This Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts which when taken together shall constitute one instrument.



IN WITNESS WHEREOF, this Pledge Agreement has been signed by or on behalf of each of the Parties as of the date first above written.

                                   CENTRAL ASIAN PETROLEUM (GUERNSEY)
                                   LIMITED

                                   By:  /S/ JAMES A. JEFFS
                                        -----------------------------
                                        Name:  James A. Jeffs
                                        Title: Director

                                   In the presence of:


                                   /S/ MARK S. CROFT
                                   -----------------------------
                                   Witness
                                   Name:  Mark S. Croft

                                   The COMMON SEAL  of
                                   THE LAW DEBENTURE TRUST
                                   CORPORATION p.l.c.
                                   was hereunto affixed in the presence of:

                                        /S/ JULIAN MASON-JEBB
                                        -----------------------------
                                        Name:  Julian Mason-Jebb
                                        Title:    Director


                                        /S/ CLIVE RAKESTROW
                                        -----------------------------
                                        Name:  Clive Rakestrow
                                        Title:    Authorised Signatory



                             TABLE OF CONTENTS

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1.   Definitions and Interpretation . . . . . . . . . . . . . . . . .   1
     1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2    Interpretation. . . . . . . . . . . . . . . . . . . . . .   2

2    Creation of Pledge and Subject of Pledge Agreement . . . . . . .   3

3    Continuing and Independent Security. . . . . . . . . . . . . . .   3

4    Further Assurances . . . . . . . . . . . . . . . . . . . . . . .   3

5    Protection of Pledge . . . . . . . . . . . . . . . . . . . . . .   4

6    Security Shares. . . . . . . . . . . . . . . . . . . . . . . . .   4

7    Rights and Duties of Pledgor . . . . . . . . . . . . . . . . . .   4

8    Grounds for Realization of Security Shares . . . . . . . . . . .   5

9    Application of Moneys. . . . . . . . . . . . . . . . . . . . . .   6

10   Representations and Warranties . . . . . . . . . . . . . . . . .   6

11   Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

12   Termination of Pledge. . . . . . . . . . . . . . . . . . . . . .   7

13   Jurisdiction and Applicable Law. . . . . . . . . . . . . . . . .   7

14   Notifications. . . . . . . . . . . . . . . . . . . . . . . . . .   8
     14.1   Giving of Notices . . . . . . . . . . . . . . . . . . . .   8
     14.2   Addresses for Notices . . . . . . . . . . . . . . . . . .   9

15   General Provisions . . . . . . . . . . . . . . . . . . . . . . .   9
     15.1   Transfer of Rights and Obligations and Their Preservation   9
     15.2   Certificates to be conclusive evidence. . . . . . . . . .   9
     15.3   Costs and Expenses. . . . . . . . . . . . . . . . . . . .  10
     15.4   Entire Agreement. . . . . . . . . . . . . . . . . . . . .  11
     15.5   Partial Invalidity. . . . . . . . . . . . . . . . . . . .  11
     15.6   Remedies and Waiver . . . . . . . . . . . . . . . . . . .  11
     15.7   Headings. . . . . . . . . . . . . . . . . . . . . . . . .  11
     15.8   Language. . . . . . . . . . . . . . . . . . . . . . . . .  11
     15.9   Counterparts. . . . . . . . . . . . . . . . . . . . . . .  12